================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              MAZEL STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                        [MAZEL STORES, INC. LETTERHEAD]


                                   May 7, 1998


Dear Fellow Shareholder:

         It is a pleasure to extend to you a cordial invitation to attend the 1998 Annual Meeting of Shareholders of Mazel Stores, Inc. This year's annual meeting will be held on June 4, 1998.

         Shareholders will be asked to approve the election of Directors, to ratify the appointment of auditors and to approve an amendment to the 1996 Stock Option Plan. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions regarding the Company. Please carefully review the enclosed Proxy Statement.

         I hope you will be able to attend this meeting in person. Whether or not you expect to attend, I urge you to sign, date and return the enclosed proxy card so that your shares will be represented.

         I look forward to seeing you on June 4th.

                                             Sincerely,



                                             Reuven D. Dessler
                                             Chairman of the Board

                               MAZEL STORES, INC.
                                31000 Aurora Road
                                Solon, Ohio 44139


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 4, 1998



         The Annual Meeting of Shareholders of Mazel Stores, Inc., an Ohio corporation (the "Company"), will be held at The Cleveland Marriott East, 3663 Park East Drive, Beachwood, Ohio 44122 on Thursday, June 4, 1998 at 10:00 a.m.

         The purpose of the meeting will be to:

         1.       Elect three Directors for a term expiring in 2001.

         2. Ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending January 30, 1999.

         3. Approve an amendment to the 1996 Stock Option Plan to reserve for issuance under such plan an additional 600,000 Common Shares of the Company.

         4. Transact such other business as is properly brought before the meeting.

         Only holders of shares of Common Stock of record at the close of business on May 1, 1998 will be entitled to notice of and to vote at the meeting. A list of such shareholders will be open for examination by any shareholder at the meeting.

         ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                      By Order of the Board of Directors



                                      Marc H. Morgenstern
                                      Secretary

Cleveland, Ohio
May 7, 1998

                               MAZEL STORES, INC.
                                31000 AURORA ROAD
                                SOLON, OHIO 44139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mazel Stores, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Annual Meeting"). It is anticipated that the Proxy Statement together with the proxy card and the 1998 Annual Report to Shareholders will be mailed to the Company's shareholders commencing on May 7, 1998.

         Pursuant to the Ohio General Corporation Law, a person has the power to revoke its proxy at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) executing and delivering a proxy bearing a later date, or (3) delivering written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

         The Company will bear the cost of this solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's shares of Common Stock (the "Common Shares"). In addition, proxies may be solicited by mail, personal interview, telephone or telegraph by Directors, officers or employees of the Company and its subsidiaries without additional compensation therefor.


                           PURPOSES OF ANNUAL MEETING

         The Annual Meeting has been called for the purposes of (1) electing three (3) Directors of the class whose three-year term of office will expire in 2001; (2) ratifying the appointment of KPMG Peat Marwick LLP as auditors of the Company for fiscal 1998; (3) approving an amendment to the 1996 Stock Option Plan increasing the number of shares reserved for issuance under the Plan from 900,000 to 1,500,000 Common Shares; and (4) transacting such other business as may properly come before the meeting.

         The two persons named in the enclosed proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein and in favor of the proposals listed in Items 2 and 3 above.



                                VOTING SECURITIES

         The close of business on May 1, 1998 has been fixed as the record date for the determination of holders of record of the Common Shares of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 9,149,689 Common Shares were outstanding and eligible to be voted at the Annual Meeting. A quorum for the transaction of business at the Annual Meeting is a majority of the outstanding Common Shares. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting. The election of Directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. The affirmative vote of the holders of a majority of the outstanding

Common Shares is required to approve the amendment to the 1996 Stock Option Plan. As a consequence, abstentions and broker non-votes will not be counted in determining the outcome of the vote with respect to election of Directors or appointment of the auditors; however, they will be counted for purposes of determining the presence of a quorum and will in effect be votes against the proposal to amend the 1996 Stock Option Plan.


                  INFORMATION REGARDING THE BOARD OF DIRECTORS

GENERAL

         The business of the Company is managed under the direction of the Company's Board of Directors. The number of Directors is currently fixed at nine. The Company's Amended and Restated Code of Regulations ("Code of Regulations") divides the Board of Directors into three classes of three Directors each. The Directors serve staggered terms of three years, with the members of one class being elected each year, as follows: (i) Brady Churches, Robert Horne and Charles Bilezikian serve until the 1998 Annual Meeting; (ii) Reuven D. Dessler and Ned L. Sherwood serve until the 1999 Annual Meeting; and
(iii) Jacob Koval, Jerry Sommers and Phillip Cohen serve until the 2000 Annual Meeting, and in each case until their respective successors are elected and qualified. A vacancy exists in the class of Directors whose term expires in 1999.

         The Board of Directors has established two standing committees: an Audit Committee and Compensation Committee.

         The Audit Committee has general responsibility for supervision of financial controls as well as accounting and audit activities of the Company. The Audit Committee annually reviews the qualifications of the Company's independent certified public accountants, makes recommendations to the Board of Directors concerning the selection of the accountants, reviews and approves the services performed by the accountants and reviews their fees. The Audit Committee consists of Messrs. Bilezikian, Horne and Sherwood.

         The Compensation Committee has the authority to: (i) administer the Company's stock option plan and restricted stock plan; (ii) review and monitor key employee compensation and benefits policies and (iii) administer the Company's management compensation plans. The Compensation Committee consists of Messrs. Sherwood, Bilezikian and Cohen.

COMPENSATION OF DIRECTORS

         The Company pays each outside Director a fee of $15,000 for attendance at four meetings per year, together with reimbursement of out-of-pocket expenses incurred in connection with the Directors' attendance at such meetings. In addition, each outside Director receives $1,500 per meeting for each meeting attended in excess of four per year. No additional compensation is to be paid for committee meetings held on the same day as a Board of Directors' meeting. Officers of the Company who are also Directors will receive no additional compensation for serving as Directors.

         Each outside Director of the Company upon their election received a stock option to purchase 15,000 Common Shares at $16.00 per share. Such options vest ratably over a period of five years and expire ten years from date of grant.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS


         The Board of Directors has nominated Charles Bilezikian, Brady Churches and Robert Horne, the Directors whose terms of office expire this year, to stand for reelection as Directors. The three-year term will end upon the election of Directors at the 2001 Annual Meeting of Shareholders.

         At the Annual Meeting, the Common Shares represented by valid proxies, unless otherwise specified, will be voted to reelect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

         The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees.

                                        PRINCIPAL OCCUPATION PAST FIVE YEARS,                                DIRECTOR
  NAME OF DIRECTOR           AGE                   OTHER DIRECTORSHIPS                                        SINCE
  ----------------           ---        -------------------------------------                                --------

                             NOMINEES FOR TERM TO EXPIRE IN 2001

CHARLES BILEZIKIAN           61         PRESIDENT OF CHRISTMAS TREE SHOPS, INC., A NEW                            1997
                                        ENGLAND-BASED SPECIALTY RETAILER OF HOUSEWARES AND
                                        GOURMET FOODS SINCE 1971.

BRADY CHURCHES               39         PRESIDENT OF THE COMPANY SINCE NOVEMBER 1996 HAVING                       1996
                                        SERVED AS PRESIDENT - RETAIL FROM AUGUST 1995 UNTIL SUCH
                                        DATE.  FROM 1978 UNTIL APRIL 1995, MR. CHURCHES HELD
                                        VARIOUS SENIOR MANAGEMENT POSITIONS WITH CONSOLIDATED
                                        STORES CORPORATION, INCLUDING  PRESIDENT FROM AUGUST
                                        1993 UNTIL APRIL 1995. MR. CHURCHES IS CURRENTLY A
                                        MEMBER OF THE BOARD OF DIRECTORS OF SUN TELEVISION &
                                        APPLIANCE, INC.
ROBERT HORNE                 39         PRINCIPAL OF ZS FUND L.P., A PRIVATE INVESTMENT FIRM, FOR                 1996
                                        OVER FIVE YEARS.

                                            DIRECTORS WHOSE TERM EXPIRES IN 1999
REUVEN D. DESSLER            50         CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF                      1996
                                        THE COMPANY SINCE NOVEMBER 1996.  MR. DESSLER CO-
                                        FOUNDED THE COMPANY IN 1975 AND SERVED AS ITS
                                        PRESIDENT UNTIL NOVEMBER 1996.

NED L.  SHERWOOD             48         PRINCIPAL OF ZS FUND L.P., A PRIVATE INVESTMENT FIRM, FOR                 1996
                                        OVER FIVE YEARS.  MR. SHERWOOD IS CURRENTLY A MEMBER OF
                                        THE BOARDS OF DIRECTORS OF SUN TELEVISION & APPLIANCE,
                                        INC., KAYE GROUP, INC. AND MARKET FACTS, INC.

                              DIRECTORS WHOSE TERM EXPIRES IN 2000

PHILLIP COHEN                79         Vice President of P-C Sales, Inc., a wholesaler of                        1997
                                        closeout merchandise for over five years.  From 1947 to
                                        his retirement in 1989, Mr. Cohen was Chairman and
                                        CEO of Wisconsin Toy and Novelty, Inc., a Midwest
                                        distributor of closeout toy and novelty items.

JACOB KOVAL                  50         EXECUTIVE VICE PRESIDENT - WHOLESALE OF THE COMPANY                       1996
                                        FOR OVER FIVE YEARS.  MR. KOVAL CO-FOUNDED THE COMPANY
                                        IN 1975.

JERRY SOMMERS                47         EXECUTIVE VICE PRESIDENT - RETAIL OF THE COMPANY SINCE                    1996
                                        NOVEMBER 1995.  FROM 1984 THROUGH APRIL 1995, MR.
                                        SOMMERS HELD VARIOUS POSITIONS WITH CONSOLIDATED
                                        STORES CORPORATION, INCLUDING EXECUTIVE VICE PRESIDENT
                                        - MERCHANDISE FROM AUGUST 1993 UNTIL APRIL 1995.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth certain information as of May 1, 1998 with respect to the beneficial ownership of the Common Shares. Unless otherwise indicated below, the persons named below have the sole voting and investment power with respect to the number of shares set forth opposite their names. All information with respect to beneficial ownership has been furnished by the respective Director, officer or 5% or greater shareholder, as the case may be.

Names and, where necessary,                                    Number of Shares
Addresses of Beneficial Owners                                Beneficially Owned          Percentage
------------------------------                                ------------------          ----------

ZS Fund L.P. (1)...................................               2,750,383                  30.1%
     54 Morris Lane
     Scarsdale, NY 10583
Ned Sherwood ......................................               2,753,383  (2)             30.1
     54 Morris Lane
     Scarsdale, NY 10583
Robert Horne ......................................               2,753,383  (2)             30.1
     54 Morris Lane
     Scarsdale, NY 10583
Mazel/D&K, Inc. (3)................................               2,058,105                  22.5
     31000 Aurora Road
     Solon, Ohio 44139
Reuven D. Dessler..................................               1,575,755  (4)             17.2
     31000 Aurora Road
     Solon, Ohio 44139
Jacob Koval........................................                 808,917  (5)              8.8
     31000 Aurora Road
     Solon, Ohio 44139
William Shenk......................................                 676,769                   7.4
     1728 Ocean Front
     Del Mar, CA 92014
Wellington Management Company LLP..................                 497,000                   5.4
Massachusetts Financial Services Company                            461,900                   5.0
Brady Churches ....................................                 314,004  (6)              3.4
Jerry Sommers......................................                 312,276  (6)              3.4
Susan Atkinson.....................................                  45,510  (6)              *
Charles Bilezikian.................................                  18,000  (7)              *
Phillip Cohen .....................................                  16,800  (8)              *

All Current Directors and                                         5,847,645  (9)             63.3
     Executive Officers of the Company (9 Persons)

------------------
*      Less than one percent.

(1)    The shares beneficially owned by ZS Fund, L.P. include 1,992,001 shares held by ZS Mazel
       L.P., 453,767 shares held by ZS Mazel II L.P., and 304,615 shares held by ZS Mazel, Inc.
       Messrs. Horne and Sherwood are officers of ZS Fund L.P.

(2)    Includes the shares beneficially owned by ZS Fund L.P. as officers and/or equity owners of the entities holding such shares, Messrs. Sherwood and Horne have voting power with respect to such shares. Except to the extent of their equity interests in the entities holding such shares, Messrs. Sherwood and Horne disclaim beneficial ownership in such shares. Also includes 3,000 shares each subject to options currently exercisable or exercisable within 60 days hereof.

(3) Mazel/D& K, Inc. is a corporation owned by Messrs. Dessler and Koval and members of their families. Messrs. Dessler and Koval are the Directors and officers of Mazel/D&K, Inc.

(4) Includes 1,372,304 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Dessler and family members and 15,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(5) Includes 685,801 shares owned by Mazel/D&K, Inc. for the benefit of Mr. Koval and family members and 6,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(6) Messrs. Churches and Sommers and Ms. Atkinson own 35,076, 35,076 and 2,164 Common Shares, respectively, that are unvested and held under the Company's Restricted Stock Plan and 20,000, 20,000 and 6,000 shares, respectively, subject to options currently exercisable or exercisable within 60 days hereof. These shares are included in the individuals respective totals.

(7) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(8) Includes 13,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

(9) Includes 89,000 shares subject to options currently exercisable or exercisable within 60 days hereof.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Act of 1934 requires the Company's Directors, executive officers and persons who own 10% or more of the Company's Common Shares to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the Company. Based upon a review of these filings and written representations from such individuals, the Company understands that all such filers have adhered to all applicable filing requirements.

                        EXECUTIVE OFFICERS' COMPENSATION

       The following table sets forth certain information with respect to the compensation earned during the fiscal years ended January 31, 1998, January 25, 1997 and January 31, 1996, respectively, by the Chief Executive Officer and certain other named executive officers of the Company:


                                            Summary Compensation Table


                                             Annual Compensation   Long Term Compensation
                                             -------------------   ----------------------
                                      Fiscal                       Option     Restricted Stock     All Other
Name and Principal Position           Year      Salary   Bonus    Awards(#)    Awards ($) (1)     Compensation
---------------------------           ----      ------   -----    ---------    --------------     ------------
Reuven D. Dessler                     1997  $  457,363    $62,500          -                 -             -
   Chief Executive Officer            1996   1,273,883    125,000     75,000                 -    $1,274,285 (2)
                                      1995   1,406,836          -          -           $33,750             -
Brady Churches                        1997     390,055     62,500          -                 -       112,500 (2)
   President                          1996     420,913    125,000    100,000                 -       881,479 (2)
                                      1995     196,995     80,000          -           110,250       122,500 (3)
Jacob Koval                           1997     243,477     79,376          -                 -             -
   Executive Vice President -         1996     414,719     75,000     30,000                 -       461,528 (3)
   Wholesale                          1995     432,356          -          -            11,250             -
Jerry Sommers                         1997     288,709     62,500          -                 -        53,750 (2)
   Executive Vice President - Retail  1996     367,044    125,000    100,000                 -       488,733 (2)
                                      1995      25,957     80,000          -           110,250             -
Susan Atkinson                        1997     129,069     30,377          -                               -
   Senior Vice President -            1996     138,629     56,918     30,000                 -       123,134 (2)
   Chief Financial Officer and        1995     121,564     25,000          -             6,750             -
   Treasurer

(1) The executive officers each purchased in fiscal 1995 partnership units in Mazel Company L.P., as part of the Company's Employee Equity Plan. The issuances have been included here as the difference between their fair market value on the date of purchase and the purchase price.

(2) Payments were made under the executive officers' employment agreements discussed below.

(3)    Mr. Churches received a consulting fee in the amount of $122,500.


                       STOCK OPTION GRANTS IN FISCAL 1997

        There were no stock option grants to executive officers during the fiscal year ended January 31, 1998.


  AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

        The following table summarizes the fiscal year-end value of unexercised options for each of the executive officers identified in the Summary Compensation Table on page 6. No options were exercised by any executive officer in fiscal 1997.


                               NUMBER OF SECURITIES UNDERLYING
                               UNEXERCISED OPTIONS AT JANUARY 31,      VALUE OF UNEXERCISED IN-THE-MONEY
                                           1998(#)                    OPTIONS AT JANUARY 31, 1998 ($) (1)
                               ----------------------------------     ----------------------------------

          NAME                EXERCISABLE          UNEXERCISABLE        EXERCISABLE            UNEXERCISABLE
          ----                -----------          -------------        -----------            -------------

Reuven Dessler                   15,000               60,000                 $0                      $0
Brady Churches                   20,000               80,000                  0                       0
Jacob Koval                       6,000               24,000                  0                       0
Jerry Sommers                    20,000               80,000                  0                       0
Susan Atkinson                    6,000               24,000                  0                       0

(1)    The closing price of Mazel Stores, Inc. Common Shares on January 30, 1998, the last trading day prior to the fiscal year end, was $13.875.


                             EMPLOYMENT ARRANGEMENTS

       Mr. Dessler has an employment agreement terminating October 31, 2000. Under the terms of the agreement, Mr. Dessler's annual salary is $425,000 (subject to annual cost-of-living adjustments). Mr. Dessler is entitled to received an annual bonus of up to 88.2% of his base salary subject to the Company achieving pre-determined annual performance targets, provided that the maximum bonus for fiscal 1997 is $125,000. Under the agreement, Mr. Dessler received on November 21, 1996, Common Shares having a value of approximately $668,000 and $606,108 in cash. Under the agreement, Mr. Dessler is entitled to a severance payment equal to one-year's salary and bonus in the event of termination of his employment by the Company without cause, except that, if the termination occurs after or in contemplation of a "change in control" (as defined in the agreement) that Mr. Dessler voted against, the severance payment is two-years' salary and bonus.

       Mr. Koval has an employment agreement terminating on October 31, 2000. Under the terms of the agreement, Mr. Koval's annual salary is $225,000 (subject to annual cost-of-living adjustments). Mr. Koval is entitled to receive an annual bonus of up to 66.7% of his base salary subject to the Company achieving pre-determined annual performance targets, provided that the maximum bonus for fiscal 1997 is $115,000. Under the agreement, Mr. Koval was issued, on November 21, 1996, Common Shares having a value of $369,349 and $92,179 in cash. Under the agreement, Mr. Koval is entitled to a severance payment equal to one-year's salary and bonus in the event of termination of his employment by the Company without cause, except that, if the termination occurs after or in contemplation of a change in control that Mr. Koval voted against, the severance payment is two-years' salary and bonus.

       Mr. Churches has an employment agreement terminating on October 31, 2000 providing him an annual base salary of $360,000 (subject to annual cost-of-living adjustments). Mr. Churches is entitled to receive an annual bonus up to 58.3% of his annual base salary, subject to the Company achieving pre-determined annual performance targets, provided that the maximum annual bonus in fiscal 1997 is $125,000. Under the agreement, Mr. Churches was issued on November 21, 1996, Common Shares having a value of $543,979. Under his agreement, Mr. Churches is entitled to two- years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

       Mr. Sommers has an employment agreement terminating on October 31, 2000 providing him an annual base salary of $265,000 (subject to annual cost-of-living adjustments). Mr. Sommers is entitled to receive an annual bonus of up to 59.4% of his annual base salary, subject to the Company achieving pre-determined annual performance targets, provided that the maximum annual bonus in fiscal 1997 is $125,000. On November 21, 1996, pursuant to his employment agreement, Mr. Sommers also was issued Common Shares having a value of $327,483. Mr. Sommers is entitled to receive two-years' salary and bonus in the event of termination of his employment without cause or in the event he elects to terminate employment following a change in control.

       Ms. Atkinson has an employment agreement terminating January 31, 2000 providing her an annual base salary of $186,769 for the 1998 fiscal year. Ms. Atkinson is entitled to an annual bonus of up to 48.4% of her annual base salary, subject to the Company achieving pre-determined annual performance targets. On November 21, 1996, pursuant to her employment agreement, Ms. Atkinson also was issued Common Shares having a value of $123,134. Under her agreement, Ms. Atkinson is entitled to receive one-year's salary in the event of termination of her employment other than for cause.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is generally responsible for determining the nature and amount of compensation for Executive Officers. All decisions by the Compensation Committee are reviewed and approved by the full Board of Directors. The Compensation Committee met once in fiscal 1997.

         The Company's compensation philosophy ties a significant portion of executive compensation to the Company's success in meeting specified profit growth and performance goals and to appreciation in the Company's stock price. The Company's compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve the Company's performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interests through equity-based plans.

         The Company's executive compensation consists of three key components: base salary, annual bonus and stock options and restricted stock awards, each of which is intended to complement the others and, taken together, to satisfy the Company's compensation objectives.

         BASE SALARY. At the time of the Company's initial public offering ("IPO") in November 1996, the Company entered into or amended existing employment agreements with each of the Company's executive officers. The agreements generally expire on October 31, 2000. These agreements set forth annual salaries for the executives that were established through negotiations with the officers, giving consideration to the salaries of executives of other growth retailers of similar size. In fiscal 1997, the Compensation Committee reviewed the agreements to determine if the annual salaries were still appropriate or needed modifications in order to continue to meet the Company's compensation objectives. The Committee determined that no modification in the salaries of the executives was necessary.

         ANNUAL BONUS. The Company has established a management incentive bonus plan that bases an executive's annual bonus on specified profit growth and performance goals and to appreciation in the Company's stock price established by the Compensation Committee at the beginning of the fiscal year. The annual bonus percentages for the named officers range from 48% to 88% of base salary, with the annual bonus of the Chief Executive Officer being at the 88% threshold. The plan provided for graduated bonus payments dependent on the percentage of the targeted goal achieved. The employment contracts capped the maximum bonus payable to senior executive officers.

         During the fiscal year, the Compensation Committee determined that the targeted goals set under the Plan were too aggressive and that scheduled payments under the plan would not achieve the Compensation Committee objective of adequately rewarding executives for the Company's performance in fiscal 1997. As a consequence, the Committee elected to permit each officer to achieve a bonus equal to 50% of the scheduled maximum bonus payable to the individual.

         STOCK-RELATED COMPENSATION. In November 1996, at the time of the Company's IPO, the Company made stock option awards and restricted stock awards to its officers and key personnel, including the named executive officers. The Compensation Committee believes that equity-based compensation ensures that the Company's executives have a continuing stake in the long-term success of the Company. Both stock option and restricted stock awards contain vesting provisions that ensures the executives have a financial incentive to remain with the Company during the vesting period and beyond. Option awards to the executives were made at the IPO's offering price of the Company's Common Shares and, accordingly, will have value only if the Company's stock price increases. In determining the size of option awards, the Committee looks at several measurements, including the value of options awarded to individuals in comparable position in peer group companies, individual and Company performance against plan, the number of shares and options currently held by the officer and the relative proportion of long-term incentives within the total compensation mix. No stock option awards were made to executive officers in fiscal 1997 as awards were made in November 1996 at the time of the Company's IPO.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus, and stock- incentive awards for the Chief Executive Officer. Mr. Dessler's employment agreement is described on page 7 hereto.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Philip Cohen is an officer of a company that is involved in a joint venture with the Company with respect to the identification, purchase and sale of close-out merchandise. See "Certain Transactions" below.

                                        COMPENSATION COMMITTEE:

                                        Charles Bilezikian, Chairman
                                        Phillip Cohen
                                        Ned Sherwood


                              CERTAIN TRANSACTIONS

         Messrs. Dessler and Koval are partners in Aurora Road Realty Development Company, a partnership which leases the office and warehouse facility located in Solon, Ohio, to the Company. Messrs. Dessler and Koval own 40.0% and 6.0% interests, respectively, in such partnership. The Company made rent payments totaling $1,988,000 pursuant to the lease for fiscal 1997. Messrs. Dessler and Koval are also minority shareholders in entities that operate public warehouses in which the Company periodically leases space. The Company believes the payments under the leases are on terms no less favorable to the Company than could be obtained from unrelated parties.

         The Company made loans to executives and other individuals in December 1996 to provide for payment of tax obligations arising from the issuance of Common Shares to such individuals in connection with the Company's IPO. The balances as of January 31, 1998 were $861,600, $607,400 and $56,600 to Messrs. Dessler, Koval and Ms. Atkinson, respectively. Such loans are to be repaid on the earlier of five years from the effective date of the loan or the date of the individual's first sale of Common Shares, but only to the extent of net sale proceeds. The loans bear interest at the applicable federal rate. Loans of $252,100 and $151,800 to Messrs. Churches and Sommers were repaid during fiscal 1997 by the receipt by the Company of 13,615 and 8,196 Common Shares respectively, from such officers.

         P-C Sales, a corporation owned by the son of Mr. Cohen and of which Mr. Cohen is an officer, has a joint venture agreement with the Company wherein the two companies split the profits derived from the sale of closeout merchandise located by P-C Sales and sold by the Company. In fiscal 1997, P-C Sales income from the joint venture totaled $503,600. Additionally, for services rendered for and on behalf of P-C Sales and the Company, on March 16, 1998, Mr. Cohen received 10,000 ten-year, fully-vested stock options to purchase Common Shares at $17.25 per share.

         Christmas Tree Shops, a New England-based retailer of which Mr. Bilezikian is President and founder, is a customer of the Company's wholesale division. The dollar amount of purchases by the Christmas Tree Shops is not "material" (as defined in SEC Regulation S-K, Item 404(b)) to either the Company or Christmas Tree Shops.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the Nasdaq U.S. Composite Index and the Nasdaq Retail Trade Stock Index from the date of the Company's IPO in November 1996 through January 1998.

         The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into and filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               Mazel Stores, Inc., Nasdaq Retail Trade Stock Index
                        and Nasdaq U.S. Composite Index




                From November 29, 1996 through January 31, 1998




                               [GRAPHIC OMITTED]




================================================================================================
                                                   11/29/96           1/31/97           1/31/98
------------------------------------------------------------------------------------------------
Mazel Stores, Inc.                                  $100.00           $164.06           $ 86.72
------------------------------------------------------------------------------------------------
Nasdaq Retail Trade Stock Index                     $100.00           $ 97.67           $114.21
------------------------------------------------------------------------------------------------
Nasdaq U.S. Composite Index                         $100.00           $107.01           $126.56
================================================================================================

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as auditors for the fiscal year ending January 30, 1999. The Board of Directors requests the ratification of the appointment of KPMG Peat Marwick LLP by the shareholders at the Annual Meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of KPMG Peat Marwick LLP as auditors for fiscal 1998.

         KPMG Peat Marwick LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended December 31, 1987. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.




                                 PROPOSAL THREE
                          APPROVAL OF THE AMENDMENT TO
                           THE 1996 STOCK OPTION PLAN

INTRODUCTION

         On March 17, 1998, the Board of Directors approved, subject to shareholder approval, an amendment to the Mazel Stores, Inc. 1996 Stock Option Plan (the "Plan"). The amendment to the Plan increases the number of Common Shares reserved for issuance thereunder from 900,000 shares to 1,500,000 shares. The amendment is summarized below.

PURPOSE OF THE AMENDMENT AND SUMMARY OF PLAN

         The shareholders of the Company approved the Plan in 1996 to advance the interests of the Company and its shareholders by encouraging and enabling directors and key employees to acquire or increase financial interests in the Company through the stock options granted under the Plan. As of January 31, 1998, the Company had options with respect to 748,450 shares outstanding, and only 151,550 shares remained available to be granted under the Plan.

         The Board of Directors believes that it is in the best interests of the Company to increase the number of Common Shares reserved for issuance under the Plan to 1,500,000 shares, an increase of 600,000 shares. The Board of Directors believes that the success of the Company is greatly dependent upon its ability to attract and retain key personnel of outstanding ability who are motivated to exert their best efforts on behalf of the Company and that the Plan has been effective in achieving this goal. In the opinion of the Board of Directors, the authorization of the additional shares will give the Company sufficient stock reserved for issuance under the Plan to allow the Company to attract and retain employees, including employees of potential acquisition candidates, which will contribute to the successful conduct of the Company's operations.

         At January 31, 1998, the Company estimates that approximately 250 persons, of which 5 are executive officers, are currently eligible to participate in the Plan.

         The Plan is administered by the Company's Compensation Committee ("Committee").

         Options granted under the Plan represent rights to purchase Common Shares of the Company within a fixed period of time and at a specified price per share which will be determined by the Committee but shall be no less than the market price of the Common Shares of the Company on the date of grant of the option.

         Options granted under the Plan become vested and exercisable as determined by the Committee, generally at 20% per year increments. Options terminate, as determined by the Committee, generally at the end of ten years following the date of grant, subject to earlier termination in certain circumstances. Pursuant to the Plan, in the event of a "change of control" of the Company, the Committee in its discretion may declare that all outstanding options become exercisable immediately and shall terminate if not exercised prior to the control change. Options may be exercised with cash or, at the sole discretion of the Committee, by delivery of Common Shares of the Company owned by the option holder.

         The options granted under the Plan are, during the lifetime of the optionee, exercisable only by the optionee (or by an appointed guardian or legal representative) and are not transferable or assignable in whole or in part except by will or by the laws of descent and distribution. In general, the unexercised portion of any option granted under the Plan will terminate upon the earlier to occur of (i) the expiration of the option in accordance with its terms or (ii) the expiration of three months from the date of termination of the option holder's employment; provided, however, that unless otherwise determined by the Committee, all options held by an optionee shall terminate immediately upon cessation of employment if the optionee provides services to a competitor of the Company.

         The Board of Directors has the right at any time to terminate or amend the Plan, but no such action may terminate options already granted or otherwise affect the rights of any optionee under an outstanding option without the optionee's consent. Without shareholder approval, the Board may not amend the Plan to (i) increase the total number of shares of stock subject to option (except for an adjustment of shares for stock splits, stock dividends or the like), (ii) change or modify the class of eligible participants or (iii) materially increase the benefits accruing to Plan participants. Unless the Plan is terminated earlier by the Board, no options may be granted under the Plan after September 9, 2006.

         Common Shares to be issued upon exercise of options granted under the Plan are registered under the Securities Act of 1933, as amended (the "Act"). Therefore, shares received by optionees upon exercise of the options will be freely transferable; provided that officers, directors and other "affiliates" of the Company must also comply with the resale restrictions of Rule 144 promulgated under the Act.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal income tax consequences to an optionee or to the Company on the granting of options. Generally, when an optionee exercises a non-qualified stock option, the optionee recognizes income in the amount of the aggregate fair market value of the shares received upon exercise, less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee, provided that the Company satisfies certain tax withholding requirements. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the acquired shares on the date of exercise.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

         Approval of the Plan, as amended requires the affirmative vote of the holders of a majority of the Company's outstanding Common Shares present in person or by proxy and voting at the meeting. The Board of Directors recommends that each shareholder vote "FOR" this proposal.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matters other than those listed in the Notice of Annual Meeting of Shareholders is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.


                             SHAREHOLDERS' PROPOSALS

         The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders is expected to be January 6, 1999.


                                OTHER INFORMATION

         The Company's fiscal 1997 Annual Report is being mailed to shareholders with this Notice of the Annual Meeting of Shareholders and Proxy Statement.



                                           MARC H.  MORGENSTERN
                                           Secretary

By Order of the Board of Directors
May 7, 1998

                                    PROXY

                              MAZEL STORES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 4, 1998


The undersigned shareholder of MAZEL STORES, INC. (the "Company") hereby appoints Reuven D. Dessler and Brady Churches, or either one of them, each with full power of substitution and revocation as Proxies to represent and vote all the Common Shares of the Company held of record by the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof with all of the powers the undersigned would possess if present, as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE UNLESS SPECIFIED TO THE CONTRARY. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

        The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated May 6, 1998 for the Annual Meeting of Shareholders.

            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF SHAREHOLDERS
                              MAZEL STORES, INC.

                                 JUNE 4, 1998

               Please Detach and Mail in the Envelope Provided
                            _                                            |
A [ X ]  PLEASE MARK YOUR  |                                             |__
         VOTE AS IN THIS
         EXAMPLE


                        FOR       WITHHOLD    NOMINEES : Charles Bilezikian
Item 1.                                                  Brady Churches
       Election of      [ ]         [ ]                  Robert Horne
       directors

WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------

                                                         FOR    AGAINST  ABSTAIN
Item 2. Approval of the appointment of KPMG Peat
        Marwick LLP as auditors for the fiscal year      [ ]      [ ]       [ ]
        ending January 30, 1999.


Item 3. Approve an Amendment in the 1996 Stock
        Option Plan to increase the authorized           [ ]      [ ]       [ ]
        Common Shares.


Item 4. Upon such other business as may properly come before said meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND FOR PROPOSAL 2 AND PROPOSAL 3.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                       CHANGE OF ADDRESS/
                                                       COMMENTS AT LEFT      [ ]

                                                       I PLAN TO ATTEND
                                                       THE MEETING           [ ]

                                                       I DO NOT PLAN TO
                                                       ATTEND THE MEETING    [ ]

SIGNATURE(S)____________________________________________DATE______________, 1998

NOTE: Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, Please give FULL title as such.